UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2020
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE		001-35700	45-4502447
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas
Suite 1200
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FANG	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE

As previously disclosed, on December 18, 2020, Diamondback Energy, Inc. (the “Company”) and Diamondback E&P LLC, a wholly-owned subsidiary of the Company, entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with Guidon Operating LLC (“Guidon”) and certain of Guidon’s affiliates to acquire approximately 32,500 net acres in the Northern Midland Basin and certain related oil and gas assets (the “Guidon Acquisition”) for $375 million in cash and 10.63 million shares of the Company’s common stock, par value $0.01 per share, subject to adjustment. This Amendment No. 1 to the Current Report on Form 8-K amends Item 3.02 of the Current Report on Form 8-K originally filed by the Company on December 21, 2020 solely to include disclosure on the number of shares of common stock of the Company actually issued pursuant to the Purchase Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The Guidon Acquisition closed on February 26, 2021 and on such date the Company paid the cash consideration and issued an aggregate of 10.68 million shares of the Company’s common stock (the “Shares”) to Guidon and its parent Guidon Energy Holdings LP in accordance with the adjustment provisions contained in the Purchase Agreement. The Shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	March 4, 2021
		By:	/s/ Matt Zmigrosky
		Name:	Matt Zmigrosky
		Title:	Executive Vice President
General Counsel and Secretary